Exhibit 99.1

AKUMIN ANNOUNCES FILING OF REGISTRATION STATEMENT IN CONNECTION WITH CHANGE OF JURISDICTION OF INCORPORATION

Plantation, FL — April 21, 2022 — Akumin Inc. (NASDAQ/TSX: AKU) (“Akumin”), a premier provider of outpatient medical services in the U.S., announced today that it has filed a registration statement, which includes a management proxy circular, with the Securities and Exchange Commission (“SEC”) pursuant to which Akumin proposes to provide its board of directors (the “Board”) with the discretion to change Akumin’s jurisdiction of incorporation from the province of Ontario to the State of Delaware in the United States of America through the adoption of a certificate of corporate domestication and a new certificate of incorporation (the “Domestication”). Following SEC clearance of Akumin’s registration statement, Akumin will hold a meeting of shareholders seeking shareholder approval to provide the Board with the discretion to change Akumin’s jurisdiction of incorporation. Details of Akumin’s meeting of shareholders will be announced at a later date. If approved by the shareholders, the Domestication would only be implemented upon a determination by the Board that it is in the best interest of Akumin and the shareholders at that time.

Akumin believes the Domestication would reduce operating expenses and transactional inefficiencies that currently result from being subject to Canadian corporate laws despite having no operations in Canada.

Riadh Zine, Chairman and Chief Executive Officer of Akumin, stated, “Changing our jurisdiction would reduce Akumin’s organizational complexity and reduce our administrative costs. We chose the State of Delaware to be our domicile because of its favorable corporate environment which would help Akumin compete effectively in raising the capital necessary for it to continue to implement its strategic plan.”

About Akumin

Akumin is a national partner of choice for U.S. hospitals, health systems and physician groups, with comprehensive solutions addressing outsourced radiology and oncology service line needs. Akumin provides: (1) fixed-site outpatient diagnostic imaging services through a network of more than 200 owned and/or operated imaging locations; and (2) outpatient radiology and oncology services and solutions to approximately 1,000 hospitals and health systems across 46 states. By combining clinical and operational expertise with the latest advances in technology and information systems, Akumin facilitates more efficient and effective diagnosis and treatment for patients and their providers. Akumin’s imaging procedures include MRI, CT, positron emission tomography (PET and PET/CT), ultrasound, diagnostic radiology (X-ray), mammography, and other interventional procedures; cancer care services include a full suite of radiation therapy and related offerings. For more information, visit www.akumin.com and www.alliancehealthcareservices-us.com.

For further information:

R. Jeffrey White

Investor Relations

1-866-640-5222

jeffrey.white@akumin.com

Forward-Looking Information

Certain information in this press release constitutes forward-looking information. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by Akumin as of the date of this press release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the factors described in greater detail in the “Risk Factors” section of Akumin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, as amended by Amendment No. 1 to Form 10-K, filed with the SEC on April 12, 2022 (the “2021 Annual Report”), which is available at www.sedar.com and www.sec.gov. These factors are not intended to represent a complete list of the factors that could affect Akumin; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this press release are made as of the date of this press release, and Akumin expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information

Akumin has filed a registration statement (including a prospectus) on Form S-4 with the SEC. After the registration statement has been declared effective by the SEC, a definitive prospectus will be mailed to each shareholder of common stock entitled to vote at the meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may get these documents, when available, for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting Akumin’s website at www.akumin.com.

Additional information about Akumin, including a copy of its 2021 Annual Report and filings on Form 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through Akumin’s website at www.akumin.com.

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